UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY PARTY OTHER THAN THE REGISTRANT [_]

CHECK THE APPROPRIATE BOX:

[_]    Preliminary Information Statement

[_]     Confidential, for Use of the Commission Only (as permitted by Rule

          14c-5(d)(2))

[X]     Definitive Information Statement

FIRST POWER AND LIGHT, INC.

(Name of Registrant as specified in its charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]     No fee required.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transactions applies:

(3)     Per unit price or other underlying value of transaction computed pursuant to exchange act rule 0-11:

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

[_]     Fee paid previously with preliminary materials.

[_]     Check box if any part of the fee is offset as provided by exchange act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, schedule or registration statement no.:

(3)     Filing party:

(4)     Date filed:

For Additional Information Contact:

Feder Kaszovitz LLP

845 3rd Avenue, 11th Floor

New York, New York 10022

(212) 888-8200

FIRST POWER AND LIGHT, INC.

401 EAST 4TH STREET

BUILDING 6

BRIDGEPORT, PA 19405

TELEPHONE (610) 292-0909

February 25, 2014

To Our Stockholders:

The purpose of this information statement is to inform the holders of record of shares of our common stock and preferred stock as of the close of business on the record date, March 14, 2014 that our board of directors has recommended, and that a majority of our stockholders intend to vote in favor of a resolution which will accomplish the following:

-  Amend our articles of incorporation to change the name of the corporation to VOLT SOLAR SYSTEMS, INC.

We have four consenting stockholders who each hold the number of shares of our common stock listed opposite their name as per the following:

Sharon Altman	35,000,000
Malcolm Adler, our president and director	2,000,000
Lindsay Hertzog	1,259,064
Jeffery Martin	3,590,453

On the record date of February 25, 2014 we had 76,581,591 shares outstanding. As a group the consenting stockholders hold a total of 41,849,517 shares of our common stock. The consenting stockholders will vote in favor of the proposed corporate actions. The consenting stockholders will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

The consenting stockholders will have the power to vote their collective consenting stockholders shares of the common stock of 41,849,517, which equals 54.65% of the issued and outstanding shares of the common stock on the record date.

This information statement is being mailed on or about March 21, 2014 to all stockholders of record as of March 14, 2014.

We appreciate your continued interest in FIRST POWER AND LIGHT, INC.

                                        Very truly yours,

                                        __________________________________________

                                        Malcolm Adler

                                        President

FIRST POWER AND LIGHT, INC.

401 EAST 4TH STREET

BUILDING 6

BRIDGEPORT, PA 19405

TELEPHONE (610) 292-0909

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is furnished to the holders of record at the close of business on March 14, 2014, the record date, of the outstanding common and preferred stock of FIRST POWER AND LIGHT, INC. pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with an action by the holders of the majority of the votes of our stock which will accomplish the following:

*

Amend our articles of incorporation to change the name of the corporation to VOLT SOLAR SYSTEMS, INC.

This information statement will be sent on or about March 21, 2014 to our stockholders of record who do not sign the majority written consent described herein.

VOTING SECURITIES

In accordance with our bylaws, our board of directors has fixed the close of business on March 14, 2014 as the record date for determining the stockholders entitled to notice of the above noted action. The amendments to our articles of incorporation require the affirmative vote of a majority of the shares of our common stock issued and outstanding at the time the vote is taken.

The quorum necessary to conduct business of the stockholders consists of a majority of the common and preferred stock issued and outstanding as of the record date.  As of the record date of February 25, 2014, 76,581,591 shares of the common stock were issued and outstanding. No shares of preferred stock are issued and outstanding. Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders.

We have four consenting stockholders who hold shares of our common stock set aside from their name as per the following:

Sharon Altman	35,000,000
Malcolm Adler, our president and director	2,000,000
Lindsay Hertzog	1,259,064
Jeffery Martin	3,590,453

As a group the consenting stockholders hold a total of 41,849,517 shares of our common stock. The consenting stockholders will vote in favor of the proposed corporate actions. The consenting stockholders will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

The consenting stockholders will have the power to vote their collective consenting stockholders shares of the common stock of 41,849,517, which equals 54.65% of the issued and outstanding shares of the common stock on the record date.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security  holders.  Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTERS' RIGHT OF APPRAISAL

No action will be taken in connection with the proposed corporate actions by our board of directors or the voting stockholders for which Florida law, our articles of incorporation or bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

BACKGROUND

First Power and Light, Inc. (f/k/a Mainstream Entertainment, Inc., Skreem Studios, Inc and Skreem Studios LLC) (the “Company”) was originally formed in Florida on October 7, 2005 as a limited liability company.  The Company’s initial business was the operation of a recording studio, which began pre-commencement activity in May 2006, renting and operating a studio facility through April 2009, commencing operations in April 2007 and recording nominal revenues for studio usage and for music production from March 2008 through June 2012.  Effective January 25, 2013 a closing occurred on a stock purchase agreement whereby equity members of First Power & Light, LLC, a Delaware Limited Liability Company, acquired controlling interest of the Company.  Under new control, the business focus of the Company will be changing from being a music entertainment production company to a U.S. residential and commercial solar developer, offering solar power solutions to residential and commercial customers across the U.S.

On April 1, 2007 the Company was acquired by Insight Management Corporation (f/k/a Skreem Records Corporation) under the purchase method.  On June 27, 2008, the majority stockholders authorized a name and entity change from Skreem Studios, LLC to Skreem Studios, Inc. On July 1, 2008, Insight Management Corporation commenced a reverse spin-off of Skreem Studios, Inc., whereby the shareholders of record received one share of Skreem Studios, Inc. for each share owned of Insight Management.  Insight Management Corporation, as of July 1, 2008, is no longer related to the Company.  On August 2, 2010, the Board of Directors authorized a name change from Skreem Studios, Inc. to Mainstream Entertainment, Inc.

On July 4, 2012, Mainstream Entertainment, Inc. entered into a letter of intent to acquire all the ownership interest in First Power & Light, LLC, a Delaware Limited Liability Company (“First Power”) pursuant to which the owners of First Power would receive 50,000,000 shares of the Company’s common stock (representing 94.2% of the Company’s outstanding common stock).  On September 20, 2012, the Company entered into a Stock Purchase Agreement in connection with the transactions contemplated by the Letter of Intent, which was subsequently modified and clarified by a First Addendum to Stock Purchase Agreement entered into on January 4, 2013 (collectively, the “Stock Purchase”), whereby it agreed to issue 50,000,000 shares of restricted common stock to the members of First Power at $0.01 per share, for the aggregate sum of $50,000.  A total of $37,522 was received prior to September 30, 2012 with the remaining $12,478 received subsequent to September 30, 2012.  The shares were physically issued by the Company on October 26, 2012; however, certain closing conditions were required to occur prior to the closing of the Stock Purchase and as such, the shares were held in escrow pending the closing. The conditions which were required to occur prior to the closing of the transaction (unless waived by the parties) included the Company being DTC eligible, First Power obtaining an audit of its financial statements, the Company being current in its periodic filings, the Company not being subject to any legal proceedings and the assumption by First Power of all of the liabilities of the Company.  Effective January 25, 2013, the parties entered into a Closing Confirmation agreement, pursuant to which the parties agreed to waive any closing conditions of the Letter of Intent or Stock Purchase, which had not occurred as of that date and to close the transactions contemplated by the Stock Purchase.  As such, effective January 25, 2013, the Stock Purchase closed and the shares were released from escrow (pending the requirement that the members of First Power execute confirmation letters and certify certain representations to enable the Company to claim an exemption from registration provided by Rule 506 of the Securities Act of 1933, as amended for the issuance of the shares).  The closing of the transactions contemplated by the Stock Purchase constituted a change in control of the Company.

EFFECTIVE DATE

If the proposed name change is approved and the board of directors elects to proceed with the name change, it would become effective as of 5:00 p.m. Eastern Standard Time on the date the name change is approved by our stockholders, which will be twenty days from the date this information statement is mailed to its stockholders.

AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE ITS NAME TO

“VOLT SOLAR SYSTEMS, INC."

The Company's Board of Directors has unanimously adopted a resolution seeking stockholder approval to amend the Articles of Incorporation to change the Company's name to “VOLT SOLAR SYSTEMS, INC."  The Board of Directors believes that this amendment is in the Company's best interest because it will more accurately reflect its planned change of business model as a holding company with diversified interests in the solar energy sales and installation business. The proposed amendment is not expected to have any material affect on the Company's reporting requirements or stock price. Stockholders will not be required to have new stock certificates reflecting the name change.  New stock certificates will be issued in due course as old certificates are tendered to the Company's transfer agent. The Company will file, in the State of Florida, a certificate of amendment to the articles incorporation changing the Company's name. The certificate of amendment to the articles of incorporation of FIRST POWER AND LIGHT, INC. will be substantially in the form attached to this Information Statement as Exhibit A.

VOTE REQUIRED

The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the amendment to our articles of incorporation to change the name of the corporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE ITS NAME TO “VOLT SOLAR SYSTEMS, INC."

The following is a summary of the material matters relating to our common stock.

Presently, the holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders, including the election of directors. Our common shareholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of the liquidation, dissolution, or winding up of FIRST POWER AND LIGHT, INC. the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our shareholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding.

If the amendment is adopted, it will become effective upon filing of a certificate of amendment of our articles of incorporation with the Secretary of State of Florida.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists as of February 25, 2014, the beneficial ownership of FIRST POWER AND LIGHT, INC.’s common stock by each person known by Mainstream Entertainment, Inc to beneficially own more than 5% of FIRST POWER AND LIGHT, INC.’s common stock outstanding and by the officers and directors of FIRST POWER AND LIGHT, INC. as a group.  Except as otherwise indicated, all shares are owned directly. FIRST POWER AND LIGHT, INC., knows of no other person who is the beneficial owner of more than five percent of FIRST POWER AND LIGHT, INC. 's common stock.  Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Directors, Officers and 5% Stockholders	Shares Beneficially Owned
	Number	Percent
Malcolm Adler (1) 401 E. 4th Street, Building 6 Bridgeport, PA 19405	2,000,000	2.61%
Thomas Moore (2) 401 E. 4th Street, Building 6 Bridgeport, PA 19405	100,000	0.13%
Sharon Altman (3) 401 E. 4th Street, Building 6 Bridgeport, PA 19405	35,000,000	45.7%
All FIRST POWER AND LIGHT, INC. directors and officers as a group (2 persons)	2,100,000	2.74%
(1) President (2) Vice President (3) Represents shares beneficially owned or controlled by Ms. Altman.